Exhibit 99.1

International Rectifier Reports Fourth Quarter and Full Year Fiscal 2014 Results

EL SEGUNDO, Calif.—(BUSINESS WIRE)—August 20, 2014— International Rectifier Corporation (NYSE:IRF) today announced financial results for the fourth quarter (ended June 29, 2014) of its fiscal year 2014.

On August 20, 2014, International Rectifier Corporation entered into a definitive agreement with Infineon Technologies AG under which Infineon has agreed to acquire International Rectifier for $40 per share in an all-cash transaction valued at approximately $3.0 billion.  In anticipation of this transaction which is expected to close late in the calendar year 2014 or early in the calendar year 2015 subject to regulatory approval, International Rectifier will not conduct a fourth quarter results conference call nor issue financial guidance for the upcoming quarter.  International Rectifier is also discontinuing its share repurchase program.

Revenue for the June quarter was $297.6 million, a 10.5% increase compared to $269.3 million in the prior quarter and a 7.6% increase from $276.5 million in the prior year quarter.  GAAP net income for the fourth quarter was $12.9 million, or $0.18 per fully diluted share compared to GAAP net income of $19.1 million, or $0.26 per fully diluted share, in the prior quarter and GAAP net loss of $6.1 million, or $0.09 per fully diluted share in the prior year quarter.

Revenue for fiscal year 2014 was $1,106.6 million, a 13.3% increase from $977.0 million in the prior fiscal year.  Net income for fiscal year 2014 was $58.7 million or $0.81 per fully diluted share compared with a net loss of $88.8 million or $1.28 per fully diluted share for fiscal year 2013.

“Fourth quarter revenue exceeded our expectations, increasing significantly as all of our business segments posted sequential growth,” stated President and Chief Executive Officer Oleg Khaykin. “In addition, we reduced inventory by about 5% bringing our inventory weeks to 15.6, the lowest level in four years and below our target level of 16 weeks. Our non-GAAP operating income increased to 8.2% of revenue in the fourth quarter and we increased our cash balance by $67.7 million.”

GAAP gross margin for the fourth quarter was 35.6% compared to 37.2% in the prior quarter and 30.0% in the prior year quarter.  GAAP operating income for the fourth quarter was $20.7 million compared to operating income of $19.2 million in the prior quarter and operating income of $0.2 million in the prior year quarter.

Cash, cash equivalents and marketable investments increased $67.7 million and totaled $610.4 million at the end of the fourth quarter, including restricted cash of $1.4 million.

Cash provided by operating activities for the quarter was $70.3 million and free cash flow was $62.0 million.

Non-GAAP Results

Non-GAAP net income for the fourth quarter was $21.9 million, or $0.30 per fully diluted share compared to non-GAAP net income of $19.7 million, or $0.27 per fully diluted share in the prior quarter and non-GAAP net loss of $1.2 million, or $0.02 per fully diluted share in the prior year quarter.

Non-GAAP gross margin for the fourth quarter was 35.7% compared to non-GAAP gross margin of 36.3% in the prior quarter and non-GAAP gross margin of 30.2% in the prior year quarter.  Non-GAAP operating income for the fourth quarter was $24.3 million compared to non-GAAP operating income of $20.1 million in the prior quarter and non-GAAP operating income of $4.5 million in the prior year quarter.

Non-GAAP net income for fiscal year 2014 was $70.2 million or $0.97 per fully diluted share compared with a non-GAAP net loss of $62.6 million or $0.90 per fully diluted share for fiscal year 2013.

The non-GAAP results the Company provides exclude the effects of accelerated depreciation, asset impairment, inventory write-offs associated with our El Segundo fab closure, restructuring costs, severance costs, impairment of goodwill, amortization of intangibles, the associated net tax effects of these items, and discrete tax provisions and benefits.  The Company excludes any tax provisions (benefits) that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability.

A reconciliation of these non-GAAP measures to the Company’s reported net income (loss), gross margin (referred to as gross profit in attached schedules) and operating income (loss) in accordance with U.S. GAAP are set forth in the attached schedules below and on our web-site at www.investor.irf.com.

Segment Table Information/Customer Segments

The business segment tables included with this release for the Company’s fiscal quarters ended June 29, 2014, March 30, 2014, and June 30, 2013, respectively, reconcile revenue and gross margin for the Company’s segments to the consolidated total amounts of such measures for the Company.

Annual Report on Form 10-K

The Company expects to file its Annual Report on Form 10-K for the 2014 fiscal year with the Securities and Exchange Commission by Thursday, August 21, 2014.  This financial report will be available for viewing and download at http://investor.irf.com.

Conference Call Information:  On August 20, 2014, International Rectifier Corporation entered into a definitive agreement with Infineon Technologies AG under which Infineon has agreed to acquire International Rectifier for $40 per share in an all-cash transaction valued at approximately $3.0 billion.  In anticipation of this transaction which is expected to close late in the calendar year 2014 or early in the calendar year 2015 subject to regulatory approvals, International Rectifier will not conduct a fourth quarter results conference call nor issue financial guidance for the upcoming quarter.

About International Rectifier

International Rectifier Corporation (NYSE:IRF) is a world leader in power management technology.  IR’s analog, digital, and mixed signal ICs, and other advanced power management products, enable high performance computing and save energy in a wide variety of business and consumer applications.  Leading manufacturers of computers, energy efficient appliances, lighting, automobiles, satellites, aircraft, and defense systems rely on IR’s power management solutions to power their next generation products. For more information, go to www.irf.com.

Forward-Looking Statements:

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate.  These forward-looking statements involve risks, uncertainties and assumptions.  When we use words such as “believe,” “expect,” “anticipate,” “will”, “outlook” or similar expressions, we are making forward-looking statements.  Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give readers any assurance that such expectations will prove correct.  The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond our control.  Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, lower than expected demand or greater than expected order cancellations arising from a decline or volatility in general market and economic conditions and the failure of the market to improve as anticipated; reduced margins from lower than expected factory utilization, higher than expected costs and customer shifts to lower margin products; changes in the timing or amount of costs associated with, or disruptions caused by, our restructuring initiatives; our ability to implement our restructuring initiatives as planned and achieve the anticipated benefits, which may be affected by, among other things: customer requirements, changes in business conditions and/or operational needs, retention of key employees, governmental regulations, delays and increased costs; unexpected costs or delays in implementing our plans to secure and qualify external manufacturing capacity for our products, including the purchase and installation of additional manufacturing equipment and the construction of our new wafer thinning manufacturing facility in Singapore; the effects of longer lead times for certain products on meeting demand and any inability by us to satisfy or to timely satisfy customer demand; volatility or deterioration of capital markets; the adverse impact of regulatory, investigative and legal actions; increased competition in the highly competitive semiconductor business that could adversely affect the prices of our products or our ability to secure additional business; the effects of manufacturing, operational and vendor disruptions; unexpected delays and disruptions in our supply, manufacturing and delivery efforts due to, among other things, supply constraints, equipment malfunction or natural disasters; delays in launching new technology products; our ability to maintain current intellectual property licenses and obtain new intellectual property licenses; costs arising from pending and threatened litigation or claims; the effects of natural disasters; the risk that the transaction with Infineon Technologies AG will not close or that the closing may be delayed; the possibility that the conditions to the closing of the transaction with Infineon Technologies AG may not be satisfied; the risk that competing offers to the transaction with Infineon Technologies AG will be made; the outcome of any legal proceedings related to the transaction with Infineon Technologies AG; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement entered into with Infineon Technologies AG; general economic conditions; conditions in the markets Infineon Technologies AG and International Rectifier are engaged in; behavior of customers, suppliers and competitors (including their reaction to the transaction); and other uncertainties disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q.

INTERNATIONAL RECTIFIER CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended			Fiscal Year Ended
	June 29, 2014	March 30, 2014	June 30, 2013
	(Unaudited)	(Unaudited)	(Unaudited)	June 29, 2014	June 30, 2013
Revenues	$297,587	$269,269	$276,453	$1,106,571	$977,035
Cost of sales	191,789	169,135	193,386	707,363	719,930
Gross profit	105,798	100,134	83,067	399,208	257,105
Selling, general and administrative expense	48,816	45,025	46,348	182,318	181,746
Research and development expense	33,179	32,710	32,643	130,848	127,093
Amortization of acquisition-related intangible assets	1,555	1,605	1,630	6,420	6,653
Asset impairment, restructuring and related charges	1,597	1,624	2,209	5,638	16,996
Operating income (loss)	20,651	19,170	237	73,984	(75,383)
Other expense, net	251	451	421	2,974	1,390
Interest (income) expense, net	(10)	28	33	24	57
Income (loss) before income taxes	20,410	18,691	(217)	70,986	(76,830)
Provision for (benefit from) income taxes	7,461	(449)	5,861	12,253	11,990
Net income (loss)	$12,949	$19,140	$(6,078)	$58,733	$(88,820)

Net income (loss) per common share:
Basic	$0.18	$0.27	$(0.09)	$0.83	$(1.28)
Diluted	$0.18	$0.26	$(0.09)	$0.81	$(1.28)
Weighted average common shares outstanding:
Basic	71,208	71,248	69,785	71,108	69,385
Diluted	72,874	72,728	69,785	72,549	69,385

INTERNATIONAL RECTIFIER CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 29, 2014	June 30, 2013
ASSETS
Current assets:
Cash and cash equivalents	$588,922	$443,490
Restricted cash	635	611
Short-term investments	20,114	11,056
Trade accounts receivable, net of allowances of $352 for 2014 and $915 for 2013	161,723	137,762
Inventories	230,011	232,315
Current deferred tax assets	2,145	4,948
Prepaid expenses and other receivables	26,675	33,002
Total current assets	1,030,225	863,184
Restricted cash	739	738
Property, plant and equipment, net	391,765	423,338
Goodwill	52,149	52,149
Acquisition-related intangible assets, net	15,503	21,923
Long-term deferred tax assets	31,183	32,792
Other assets	43,976	59,088
Total assets	$1,565,540	$1,453,212
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$86,256	$89,312
Accrued income taxes	2,946	949
Accrued salaries, wages and commissions	47,750	39,719
Current deferred tax liabilities	348	—
Other accrued expenses	72,968	78,414
Total current liabilities	210,268	208,394
Long-term deferred tax liabilities	7,817	8,970
Other long-term liabilities	19,809	24,530
Total liabilities	237,894	241,894
Commitments and contingencies
Stockholders’ equity:
Preferred shares, $1 par value, authorized: 1,000,000; issued and outstanding: none in 2014 and 2013	—	—
Common shares, $1 par value, authorized: 330,000,000; outstanding: 71,520,121 shares in 2014 and 70,399,081 shares in 2013	78,192	76,590
Capital contributed in excess of par value	1,097,665	1,067,841
Treasury stock, at cost: 6,672,216 shares in 2014 and 6,191,082 shares in 2013	(125,785)	(113,175)
Retained earnings	260,598	201,865
Accumulated other comprehensive loss	16,976	(21,803)
Total stockholders’ equity	1,327,646	1,211,318
Total liabilities and stockholders’ equity	$1,565,540	$1,453,212

INTERNATIONAL RECTIFIER CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended		Fiscal Year Ended
	June 29, 2014 (Unaudited)	June 30, 2013 (Unaudited)	June 29, 2014	June 30, 2013
Cash flows from operating activities:
Net income (loss)	$12,949	$(6,078)	$58,733	$(88,820)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,817	22,625	87,210	91,187
Amortization of acquisition-related intangible assets	1,555	1,630	6,420	6,653
(Gain) loss on disposal of fixed assets	(444)	703	(264)	5,036
Impairment of long-lived assets	80	1	80	2,792
Stock compensation expense	6,467	5,146	26,494	21,560
Gain on sale of investments	—	—	(36)	(8)
Other-than-temporary impairment of investments	—	—	—	350
Provision for (recovery of) bad debts	—	4	—	(58)
Provision for inventory write-downs	1,273	5,142	4,900	20,421
Loss on derivatives	276	469	1,437	634
Deferred income taxes	1,412	5,769	7,338	11,384
Tax benefit from stock-based awards	219	—	219	—
Changes in operating assets and liabilities, net	25,690	21,657	(11,190)	65,046
Other	(999)	697	(1,255)	3,219
Net cash provided by operating activities	70,295	57,765	180,086	139,396
Cash flows from investing activities:
Additions to property, plant and equipment	(8,275)	(11,681)	(44,111)	(72,605)
Proceeds from sale of property, plant and equipment	978	—	1,003	118
Sale of investments	—	—	36	52,131
Maturities of investments	—	4,000	11,000	25,500
Purchase of investments	—	—	—	(9,979)
Release from restricted cash	13	2	27	176
Net cash used in investing activities	(7,284)	(7,679)	(32,045)	(4,659)
Cash flows from financing activities:
Proceeds from exercise of stock options	1,508	11,132	14,146	15,474
Purchase of treasury stock	(10,012)	—	(12,610)	(5,210)
Net settlement of restricted stock units for tax withholdings	(8,273)	(3,972)	(9,433)	(5,464)
Net cash (used in) provided by financing activities	(16,777)	7,160	(7,897)	4,800
Effect of exchange rate changes on cash and cash equivalents	1,400	(750)	5,288	(1,470)
Net increase in cash and cash equivalents	47,634	56,496	145,432	138,067
Cash and cash equivalents, beginning of period	541,288	386,994	443,490	305,423
Cash and cash equivalents, end of period	$588,922	$443,490	$588,922	$443,490

For the three months ended June 29, 2014, March 30, 2014, and June 30, 2013, revenue and gross margin by reportable segments were as follows (in thousands, except percentages):

	Three Months Ended
	June 29, 2014			March 30, 2014			June 30, 2013
Business Segment	Revenues	Percentage of Total	Gross Margin	Revenues	Percentage of Total	Gross Margin	Revenues	Percentage of Total	Gross Margin
Power management devices	$110,255	37.0%	33.8%	$96,868	36.0%	30.9%	$108,453	39.2%	28.8%
Energy saving products	58,556	19.7	26.9	53,808	20.0	33.7	52,142	18.9	19.2
Automotive products	38,918	13.1	26.3	37,901	14.1	28.4	36,337	13.1	25.1
Enterprise power	36,446	12.2	39.5	32,057	11.9	45.3	29,355	10.6	30.1
HiRel	53,091	17.8	52.5	48,323	17.9	54.9	49,802	18.0	47.3
Customer segments total	297,266	99.9	35.5	268,957	99.9	37.1	276,089	99.9	30.0
Intellectual property	321	0.1	100.0	312	0.1	100.0	364	0.1	100.0
Consolidated total	$297,587	100.0%	35.6%	$269,269	100.0%	37.2%	$276,453	100.0%	30.0%

For the fiscal years ended June 29, 2014 and June 30, 2013, revenue and gross margin by reportable segments were as follows (in thousands, except percentages):

	Fiscal Year Ended
	June 29, 2014			June 30, 2013
Business Segment	Revenues	Percentage of Total	Gross Margin	Revenues	Percentage of Total	Gross Margin
Power management devices	$411,967	37.2%	31.4%	$367,762	37.6%	21.7%
Energy saving products	209,450	18.9	31.1	176,386	18.1	15.3
Automotive products	149,646	13.5	29.5	124,695	12.8	17.7
Enterprise power	133,947	12.1	41.1	116,302	11.9	32.5
HiRel	200,412	18.1	52.0	188,831	19.3	46.7
Customer segments total	1,105,422	99.9	36.0	973,976	99.7	26.2
Intellectual property	1,149	0.1	100.0	3,059	0.3	78.4
Consolidated total	$1,106,571	100.0%	36.1%	$977,035	100.0%	26.3%

For the three months ended June 29, 2014, March 30, 2014, and June 30, 2013, stock-based compensation was as follows (in thousands):

	Three Months Ended
	June 29, 2014	March 30, 2014	June 30, 2013
Cost of sales	$1,302	$1,330	$1,091
Selling, general and administrative expense	3,260	3,233	2,455
Research and development expense	1,905	1,975	1,600
Total stock-based compensation expense	$6,467	$6,538	$5,146

For the fiscal years ended June 29, 2014, and June 30, 2013, stock-based compensation was as follows (in thousands):

	Fiscal Year Ended
	June 29, 2014	June 30, 2013
Cost of sales	$5,242	$4,393
Selling, general and administrative expense	13,144	11,166
Research and development expense	8,108	6,001
Total stock-based compensation expense	$26,494	$21,560

INTERNATIONAL RECTIFIER CORPORATION AND SUBSIDIARIES

NON-GAAP RESULTS

(In thousands, except per share and gross profit-percentage data)

Reconciliation of GAAP to Non-GAAP Gross Profit:

	Three Months Ended			Fiscal Year Ended
	June 29, 2014	March 30, 2014	June 30, 2013	June 29, 2014	June 30, 2013
GAAP Gross profit	$105,798	$100,134	$83,067	$399,208	$257,105
Adjustments to reconcile GAAP to Non-GAAP gross profit:
Impairment of long-lived assets	—	—	—	—	2,792
Accelerated depreciation	509	507	417	2,097	1,683
Product litigation reserve release	—	(2,790)	—	(2,790)	—
Non-GAAP gross profit	$106,307	$97,851	$83,484	$398,515	$261,580
Non-GAAP gross profit-percentage	35.7%	36.3%	30.2%	36.0%	26.8%

Reconciliation of GAAP to Non-GAAP Operating Income (Loss):

	Three Months Ended			Fiscal Year Ended
	June 29, 2014	March 30, 2014	June 30, 2013	June 29, 2014	June 30, 2013
GAAP Operating income (loss)	$20,651	$19,170	$237	$73,984	$(75,383)
Adjustments to reconcile GAAP to Non-GAAP operating loss:
Impairment of long-lived assets	—	—	—	—	2,792
Accelerated depreciation	509	507	417	2,097	1,683
Product litigation reserve release	—	(2,790)	—	(2,790)	—
Amortization of acquisition-related intangible assets	1,555	1,605	1,630	6,420	6,653
Asset impairment, restructuring and related charges	1,597	1,624	2,209	5,638	16,996
Non-GAAP operating income (loss)	$24,312	$20,116	$4,493	$85,349	$(47,259)

INTERNATIONAL RECTIFIER CORPORATION AND SUBSIDIARIES

NON-GAAP RESULTS

(In thousands, except per share and gross profit-percentage data)

Reconciliation of GAAP to Non-GAAP Net Income (Loss):

	Three Months Ended			Fiscal Year Ended
	June 29, 2014	March 30, 2014	June 30, 2013	June 29, 2014	June 30, 2013
GAAP Net income (loss)	$12,949	$19,140	$(6,078)	$58,733	$(88,820)
Adjustments to reconcile GAAP to Non-GAAP net income (loss):
Impairment of long-lived assets	—	—	—	—	2,792
Accelerated depreciation	509	507	417	2,097	1,683
Product litigation reserve release	—	(2,790)	—	(2,790)	—
Amortization of acquisition-related intangible assets	1,555	1,605	1,630	6,420	6,653
Asset impairment, restructuring and related charges	1,597	1,624	2,209	5,638	16,996
Tax expense (benefit) of discrete items and other tax adjustments	5,319	(373)	664	103	(1,902)
Non-GAAP net income (loss)	$21,929	$19,713	$(1,158)	$70,201	$(62,598)

GAAP net income (loss) per common share — basic	$0.18	$0.27	$(0.09)	$0.83	$(1.28)
Non-GAAP adjustments per above	0.13	0.01	0.07	0.16	0.38
Non-GAAP net income (loss) per common share — basic	$0.31	$0.28	$(0.02)	$0.99	$(0.90)

GAAP net income (loss) per common share — diluted	$0.18	$0.26	$(0.09)	$0.81	$(1.28)
Non-GAAP adjustments per above	0.12	0.01	0.07	0.16	0.38
Non-GAAP net income (loss) per common share — diluted	$0.30	$0.27	$(0.02)	$0.97	$(0.90)

Weighted average common shares outstanding — basic	71,208	71,248	69,785	71,108	69,385
Weighted average common shares outstanding — diluted	72,874	72,728	69,785	72,549	69,385

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance. These supplemental measures exclude, among other things, accelerated depreciation, inventory write-offs related to fab closures, severance, impairment of goodwill, charges related to the amortization of acquisition-related intangible assets, the impact of asset impairment, restructuring and other charges. We also exclude tax provisions (benefits) that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability in addition to tax adjustments related to non-GAAP operating income (loss) adjustments.

We use non-GAAP measures to evaluate the performance of our core businesses and to estimate future core performance. Since we find these measures to be useful, we believe that investors will benefit from seeing non-GAAP measures in addition to seeing our GAAP results. This information facilitates our internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles and asset impairment, restructuring and other charges can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of non-GAAP adjustments, investors should understand that the excluded items can be expenses and charges that impact the Company’s total cash balance. To gain a complete picture of all effects on the Company’s profit and loss from any and all events, management does (and investors should) consider only the GAAP income statement and the other financial measures. The non-GAAP numbers focus instead upon the core business of the Company, which is only a subset, albeit an important one, of the Company’s performance, and should not be relied upon by investors.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different (and contain different inclusions and exclusions as compared to GAAP information) from the non-GAAP information provided by other companies and therefore are not being provided for the purpose of comparisons with other companies.

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Company contacts:
Investors:	Media:
Chris Toth	Sian Cummins
310.252.7731	310.252.7148